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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 1, 2000



                           ProBusiness Services, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                    001-13325-89                 94-2976066
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State or other jurisdiction           (Commission              (IRS Employer
    of incorporation)                 File Number)           Identification No.)


                 4125 Hopyard Road, Pleasanton, California 94588
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (925) 737-3500


                                 Not applicable
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          (Former name or former address, if changed since last report)


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ITEM 5.  Other Events

         On August 1, 2000 ProBusiness Services, Inc. ("ProBusiness") received a $30 million investment from General Atlantic Partners 70, L.P., GAP Coinvestment Partners II, L.P., and GapStar, LLC (together, "General Atlantic").

         Under the terms of the transaction General Atlantic purchased 1,132,075 shares of ProBusiness's 6.9% Senior Convertible Preferred Stock. The Preferred Stock carries a 6.9% annual cumulative dividend payable by the issuance of further shares of 6.9% Senior Convertible Preferred Stock, and is convertible at the option of General Atlantic into shares of ProBusiness common stock.

         A copy of the Purchase Agreement and the Certificate of Designation of the 6.9% Senior Convertible Preferred Stock are attached hereto as Exhibits 4.1 and 10.1, which Exhibits are incorporated by reference into this
Item 5 and the foregoing description is qualified in its entirety by reference to such Exhibits.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (c)      Exhibits.


               Exhibit No.          Description
               -----------          -----------
               4.1                  Certificate of Designation of 6.9% Senior
                                    Convertible Preferred Stock dated August 1,
                                    2000.

               10.1                 6.9% Senior Convertible Preferred Stock
                                    Purchase Agreement dated as of August 1,
                                    2000 between ProBusiness Services, Inc. and
                                    General Atlantic.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROBUSINESS SERVICES, INC.
                                       (Registrant)


Dated:  August 16, 2000                By:       /s/  Thomas H. Sinton
                                           -------------------------------------
                                           Thomas H. Sinton
                                           President and Chief Executive Officer